Exhibit 99.1

nLIGHT, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS
Revenues of $176.6 million and gross margin of 29.6% for the full year 2019
Revenues of $42.9 million and gross margin of 23.3% for the fourth quarter of 2019

VANCOUVER, Wash., February 19, 2020 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the fourth quarter and full year 2019.

“We closed 2019 with new product and customer momentum that positions us well for 2020 and beyond,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “The overall industrial market showed signs of recovery in the fourth quarter and our differentiated offerings enabled us to increase customer penetration across the globe. Within China, our mix of high-power fiber laser sales continued to grow, and we see areas of long-term opportunity in this market.”

“We saw continued strength in aerospace and defense during the fourth quarter, concluding a record year for this end market. Our integration of Nutronics is progressing to plan and we are pleased with the initial response from customers and potential partners within the directed energy community. We are focused on ramping up Nutronics' capabilities to deliver on several key contracts and on fostering collaboration between their team and the complementary efforts underway at nLIGHT.”

“We are closely monitoring the evolving global impact from the COVID-19 outbreak. Our priority is the safety and wellbeing of our employees. The fluid nature of the situation has added significant short-term uncertainty to the Chinese market and our ability to fully meet current global market demand.”

Full Year 2019 Financial Results

	Year Ended December 31,
(In thousands, except percentages)	2019	2018	% Change
Revenues	$176,619	$191,359	(7.7)%
Gross margin	29.6%	35.0%
Income (loss) from operations	$(9,909)	$17,063	(158.1)%
Operating margin	(5.6)%	8.9%
Net income (loss)	$(12,884)	$13,938	(192.4)%
Adjusted EBITDA(1)	$9,855	$30,156	(67.3)%
Adjusted EBITDA, as percentage of revenues	5.6%	15.8%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Revenues were $176.6 million for the full year 2019, down 7.7% compared to $191.4 million for the full year 2018. Gross margin was 29.6% for the full year 2019 compared to 35.0% for the full year 2018. GAAP net loss was $12.9 million for the full year 2019, or net loss of $0.35 per diluted share, compared to net income of $13.9 million, or net income of $0.32 per diluted share, for the full year 2018. Non-GAAP net income for the full year 2019 was $1.1 million, or non-GAAP net income of $0.03 per diluted share, compared to non-GAAP net income of $18.7 million, or non-GAAP net income of $0.49 per diluted share, for the full year of 2018. Reconciliations of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Fourth Quarter 2019 Financial Results

	Three Months Ended December 31,
(In thousands, except percentages)	2019	2018	% Change
Revenues	$42,896	$46,162	(7.1)%
Gross margin	23.3%	35.8%
Income (loss) from operations	$(8,966)	$2,219	(504.1)%
Operating margin	(20.9)%	4.8%
Net income (loss)	$(10,716)	$2,360	(554.1)%
Adjusted EBITDA(1)	$(1,365)	$6,129	(122.3)%
Adjusted EBITDA, as percentage of revenues	(3.2)%	13.3%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Revenues were $42.9 million for the fourth quarter of 2019, down 7.1% compared to $46.2 million for the fourth quarter of 2018. Gross margin was 23.3% for the fourth quarter of 2019 compared to 35.8% for the fourth quarter of 2018. GAAP net loss for the fourth quarter of 2019 was $10.7 million, or net loss of $0.29 per diluted share, compared to net income of $2.4 million, or net income of $0.06 per diluted share, for the fourth quarter of 2018. Non-GAAP net loss for the fourth quarter of 2019 was $2.1 million, or non-GAAP net loss of $0.06 per diluted share, compared to non-GAAP net income of $4.3 million, or non-GAAP net income of $0.10 per diluted share, for the fourth quarter of 2018. Reconciliations of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Outlook
For the first quarter of 2020, nLIGHT expects revenues to be in the range of $37.0 million to $43.0 million, gross margin to be in the range of 17.0% to 21.0%, and Adjusted EBITDA to be in the range of a loss of $5.0 million to a loss of $2.0 million. This outlook assumes approximately $8.0 million of reduced revenue and an approximate 500 basis point reduction in gross margin related to impacts from the COVID-19 virus outbreak.

Investor Conference Call at 2:00 p.m. Pacific Time, Wednesday, February 19, 2020

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-833-535-2198 (U.S., toll-free) or +1-412-902-6775 (international and toll), with the conference title: nLIGHT Fourth Quarter 2019 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://nlight.net/company/investors.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income and non-GAAP net income per share, basic and diluted, is useful to our investors as they present informative supplemental view of our results from period to period by giving effect to both the conversion of all outstanding preferred stock to common stock, which occurred immediately prior to the closing of our initial public offering on April 30, 2018, as well as removing the effect of stock-based compensation expense. However, the non-GAAP financial measures presented herein are specific to us and may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income adjusted for income tax expense, other non-operating expense or income, interest expense or income, depreciation and amortization, stock-based compensation, acquisition and integration-related costs and other special items as determined by management, as applicable. We define non-GAAP net income as GAAP net income adjusted for stock-based compensation, acquisition and integration-related costs, and other special items as determined by management, as applicable. Prior to the fourth quarter of 2019, when we acquired Nutronics, we did not incur acquisition or integration-related costs. For the fourth quarter of 2019 and in subsequent periods, we are incurring such costs and adjusting non-GAAP net income and Adjusted EBITDA accordingly. We define non-GAAP net income per share, basic and diluted, as non-GAAP net income divided by preferred and common weighted-average shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period, if applicable.

Tables presenting the reconciliation of Adjusted EBITDA to net income, as well as the reconciliation of non-GAAP net income and non-GAAP net income per share, basic and diluted, to net income and net income per share, basic and diluted, respectively, the two most directly comparable GAAP financial metrics, are included at the end of this press release.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to: (1) our ability to generate sufficient revenues to achieve or maintain profitability in the future, (2) fluctuations in our quarterly results of operations and other operating measures, (3) downturns in the markets we serve could materially adversely affect our revenues and profitability, (4) our high levels of fixed costs and inventory levels may harm our gross profits and results of operations in the event that demand for our products declines or we maintain excess inventory levels, (5) the competitiveness of the markets for our products, (6) our substantial sales and operations in China, which expose us to risks inherent in doing business there, (7) the effect of current and potential tariffs and global trade policies on the cost of our products, (8) our manufacturing capacity and operations may not be appropriate for future levels of demand, (9) our reliance on a small number of customers for a significant portion of our revenues, (10) the risk that we may be unable to protect our proprietary technology and intellectual property rights, and (11) the impact on our sales and operations of public health crises in China, the United States or internationally, including the current COVID-19 outbreak. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Vancouver, Washington, nLIGHT employs over 1,000 people with operations in the U.S., China and Finland. For more information, please visit www.nlight.net.

For more information, contact:
Jason Willey
Investor Relations and Corporate Development
nLIGHT, Inc.
(360) 567-4890
jason.willey@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues	$42,896	$46,162	$176,619	$191,359
Cost of revenues(1)	32,904	29,656	124,280	124,398
Gross profit	9,992	16,506	52,339	66,961
Operating expenses:
Research and development(1)	8,819	6,398	28,137	21,054
Sales, general, and administrative(1)	10,139	7,889	34,111	28,844
Total operating expenses	18,958	14,287	62,248	49,898
Income (loss) from operations	(8,966)	2,219	(9,909)	17,063
Other income (expense):
Interest income, net	454	655	2,609	728
Other income (expense)	532	250	535	(253)
Income (loss) before income taxes	(7,980)	3,124	(6,765)	17,538
Income tax expense	2,736	764	6,119	3,600
Net income (loss)	$(10,716)	$2,360	$(12,884)	$13,938
Less: Income allocated to participating securities	—	—	—	(4,415)
Net income (loss) attributable to common stockholders	$(10,716)	$2,360	$(12,884)	$9,523
Net income (loss) per share, basic	$(0.29)	$0.06	$(0.35)	$0.38
Net income (loss) per share, diluted	$(0.29)	$0.06	$(0.35)	$0.32
Shares used in per share calculations:
Basic	37,463	36,441	37,119	24,862
Diluted	37,463	41,239	37,119	29,959

(1)Includes stock-based compensation as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of revenues	$385	$189	$1,201	$456
Research and development	1,606	555	3,299	1,293
Sales, general, and administrative	2,370	1,190	5,230	3,056
	$4,361	$1,934	$9,730	$4,805

nLIGHT, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$117,252	$149,478
Accounts receivable, net	27,126	26,528
Inventory	46,131	35,329
Prepaid expenses and other current assets	8,084	7,286
Total current assets	198,593	218,621
Property and equipment, net	27,747	21,462
Intangible assets, net	10,006	2,686
Goodwill	9,872	1,387
Other assets, net	3,748	5,974
Total assets	$249,966	$250,130

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,700	$12,068
Accrued liabilities	11,605	10,708
Deferred revenue	679	720
Current portion of long-term debt	51	91
Total current liabilities	25,035	23,587
Non-current income taxes payable	6,429	6,472
Long-term debt	—	18
Other long-term liabilities	1,894	2,270
Total liabilities	33,358	32,347
Stockholders' equity:
Preferred stock - par value	—	—
Common stock - par value	15	15
Additional paid-in capital	336,732	324,656
Accumulated other comprehensive loss	(2,685)	(2,157)
Accumulated deficit	(117,454)	(104,731)
Total stockholders’ equity	216,608	217,783
Total liabilities and stockholders’ equity	$249,966	$250,130

nLIGHT, Inc.
Select Statements of Cash Flows Data
(In thousands)
(Unaudited)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(12,884)	$13,938
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	6,583	5,867
Amortization	2,981	2,421
Provision for losses on accounts receivable	83	22
Stock-based compensation	9,730	4,805
Deferred income taxes	3,041	(1,307)
Loss (gain) on disposal of assets	(483)	12
Loss on debt extinguishment	—	12
Changes in operating assets and liabilities:
Accounts receivable, net	(395)	(13,734)
Inventory	(10,670)	(6,145)
Prepaid expenses and other current assets	(111)	(2,483)
Other assets	(2,669)	(2,262)
Accounts payable	844	172
Other changes	(291)	2,017
Net cash provided by (used in) operating activities	(4,241)	3,335
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(17,400)	—
Purchases of property, equipment and patents	(13,632)	(11,714)
Proceeds from sale of assets	628	35
Net cash used in investing activities	(30,404)	(11,679)
Cash flows from financing activities:
Principal payments on debt and capital leases	(55)	(33,417)
Net proceeds from debt financing	—	16,053
Proceeds from public offerings, net of offering costs	—	138,303
Proceeds from employee stock plan purchases	1,471	—
Proceeds from stock option exercises	1,560	362
Tax payments related to stock award issuances	(524)	—
Net cash provided by financing activities	2,452	121,301
Effect of exchange rate changes on cash	(33)	(166)
Net increase (decrease) in cash and cash equivalents	(32,226)	112,791
Cash and cash equivalents, beginning of period	149,478	36,687
Cash and cash equivalents, end of period	$117,252	$149,478

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$(10,716)	$2,360	$(12,884)	$13,938
Income tax expense	2,736	764	6,119	3,600
Other (income) expense	(532)	(250)	(535)	253
Interest income, net	(454)	(655)	(2,609)	(728)
Depreciation and amortization	2,770	1,976	9,564	8,288
Stock-based compensation	4,361	1,934	9,730	4,805
Acquisition and integration-related costs	470	—	470	—
Adjusted EBITDA	$(1,365)	$6,129	$9,855	$30,156

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$(10,716)	$2,360	$(12,884)	$13,938
Add back:
Stock-based compensation(1)	4,361	1,934	9,730	4,805
Valuation allowance on foreign deferred tax assets	3,423	—	3,423	—
Acquisition and integration-related costs	470	—	470	—
Amortization of purchased intangibles	328	—	328	—
Non-GAAP net income (loss)	(2,134)	4,294	1,067	18,743

GAAP weighted average shares outstanding	37,463	36,441	37,119	24,862
Assumed conversion of convertible preferred stock to common stock	—	—	—	8,056
Participating securities	—	—	319	—
Non-GAAP weighted average number of shares, basic	37,463	36,441	37,438	32,918
Dilutive effect of common stock equivalents	—	4,798	4,360	5,097
Non-GAAP weighted average number of shares, diluted	37,463	41,239	41,798	38,015

Non-GAAP net income (loss) per share, basic	$(0.06)	$0.12	$0.03	$0.57
Non-GAAP net income (loss) per share, diluted	$(0.06)	$0.10	$0.03	$0.49
(1) There is no income tax effect related to the stock-based compensation adjustment due to the full valuation allowance in the U.S.